As of June 30, 2011, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity

PROFUND VP PHARMACEUTICALS
WRL SERIES ANNUITY ACCT - LIFE CLASS E	31.91%

PROFUND VP MONEY MARKET
WRL SERIES ANNUITY ACCT - LIFE CLASS E	31.06%

PROFUND VP NASDAQ-100
WRL SERIES ANNUITY ACCT - LIFE CLASS E 	33.14%

PROFUND VP OIL & GAS
WRL SERIES ANNUITY ACCT - LIFE CLASS E 	25.16%

PROFUND VP TELECOMMUNICATIONS
WRL SERIES ANNUITY ACCT - LIFE CLASS E	36.52%

PROFUND VP UTILITIES
WRL SERIES ANNUITY ACCT - LIFE CLASS E 	27.95%

PROFUND VP SHORT INTERNATIONAL
NATIONWIDE LIFE INSURANCE COMPANY	38.38%

PROFUND VP CONSUMER SERVICES
WRL SERIES ANNUITY ACCT - LIFE CLASS E 	40.83%

PROFUND VP SHORT NASDAQ-100
CANADA LIFE INS CO OF AMERICA 		29.60%

PROFUND VP U.S. GOVERNMENT PLUS
SUN LIFE ASSURANCE COMPANY OF CANADA-US 32.31%

PROFUND VP SHORT EMERGING MARKETS
NATIONWIDE LIFE INSURANCE COMPANY	52.84%

PROFUND VP ULTRASHORT NASDAQ-100
NATIONWIDE LIFE INSURANCE COMPANY 	42.80%
SUN LIFE ASSURANCE COMPANY OF CANADA-US 35.89%

PROFUND VP ULTRASHORT DOW 30
SUN LIFE ASSURANCE COMPANY OF CANADA-US	47.99%

PROFUNDS VP SHORT MID-CAP
SUN LIFE ASSURANCE COMPANY OF CANADA-US	69.14%

PROFUNDS VP SHORT DOW 30
AMERITAS LIFE INSURANCE CORP		50.76%







As of June 30, 2011, the following
persons or entities no longer own
more than 25% of a funds voting security.


PROFUND VP MONEY MARKET
SUN LIFE ASSURANCE COMPANY OF CANADA-US	14.13%

PROFUND VP SHORT SMALL-CAP
WRL SERIES ANNUITY ACCT - LIFE CLASS E	 7.31%

PROFUND VP SHORT EMERGING MARKET
MIDLAND NATIONAL LIFE INSURANCE COMPANY	11.29%

PROFUND VP ULTRASHORT NASDAQ-100
MIDLAND NATIONAL LIFE INSURANCE COMPANY	15.49%

PROFUNDS VP SHORT DOW 30
PROFUND ADVISORS LLC			11.29%